Exhibit (e)(i)

UNDERWRITING AGREEMENT

THIS AGREEMENT made as of this 1st day of October, 2021, by and between The Merger Fund®, a Massachusetts business trust having a place of business located at 101 Munson Street, Suite 104, Greenfield, Massachusetts 01301 (the “Fund”) and VP Distributors, LLC, a Delaware limited liability company having a place of business located at One Financial Plaza, Hartford, Connecticut 06103 (the “Underwriter”).

W I T N E S S E T H:

1.	The Fund hereby grants to the Underwriter the right to purchase shares of beneficial interest of each class (the “Classes”) of the Fund established and designated as of the date hereof and of any additional Classes thereof which the Board of Trustees (“Trustees”) may establish and designate during the term of this Agreement and to resell shares of various Classes, as applicable, of the Fund (collectively called the “Shares”) as principal and not as agent. The Underwriter accepts such appointment and agrees to render the services described in this Agreement for the compensation herein provided.

2.	The Underwriter’s right to purchase Shares shall be exclusive except that the terms of this Agreement shall not apply to Shares issued or transferred:

a.	pursuant to an offer of exchange exempted under Section 22(d) of the Investment Company Act of 1940, as amended (the “Act”) by reason of the fact that said offer is permitted by Section 11 of the Act, including any offer made pursuant to clause (1) or (2) of Section 11(c);

b.	upon the sale to a registered unit investment trust which is the issuer of periodic payment plan certificates the net proceeds of which are invested in redeemable securities;

c.	pursuant to an offer made solely to all registered holders of Shares, or all registered holders of Shares of the Fund, proportionate to their holdings or proportionate to any cash distribution made to them by the Fund (subject to appropriate qualifications designed solely to avoid issuance of fractional securities);

d.	in connection with any merger or consolidation of the Fund with any other investment company or the acquisition by the Fund, by purchase or otherwise, of any other investment company;

e.	in connection with the reinvestment by Fund shareholders of dividend and capital gains distributions; or

f.	pursuant to any applicable reinstatement privilege or as otherwise provided in the then current registration statement of the Fund.

3.	The “Net Asset Value” and the “Public Offering Price” of the Shares as referred to in this Agreement shall be computed in accordance with the provisions of the then current registration statement of the Fund. The Underwriter shall be notified promptly by the Fund of such computations.

4.	The Underwriter has and will enter into written sales agreements with broker/dealers (“dealers”) and with banks as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), that are not required to register as a broker/dealer under the Exchange Act or the regulations thereunder (“Banks”). Such sales agreements shall provide that dealers or Banks shall use their best efforts to promote the sale of Shares. Such sales agreements shall include such terms and conditions as Underwriter may determine not inconsistent with this Agreement; provided, however, that such sales agreements shall specify a) that the dealer is registered as a broker/dealer under the Exchange Act and a member of the Financial Industry Regulatory Authority (“FINRA”) or, in the alternative, that the Bank is exempt from broker/dealer registration under the Exchange Act; and b) that such dealers and Banks agree that they will comply with all applicable state, and federal laws and the rules and regulations of applicable regulatory agencies.

5.	Each day the Underwriter shall have the right to purchase from the Fund, as principal, the amount of Shares needed to fill unconditional orders for such Shares received by the Underwriter from dealers, Banks, or investors, but no more than the Shares needed, at a price equal to the Net Asset Value of the Shares. Any purchase of Shares by the Underwriter under this Agreement shall be subject to reasonable adjustment for clerical errors, delays and errors of transmission and cancellation of orders.

6.	With respect to transactions other than with dealers or Banks, the Underwriter will sell Shares only at the Public Offering Price then in effect, except to the extent that sales at less than the Public Offering Price may be allowed by the Act, any rule or regulation promulgated thereunder or by order or permission of the Securities and Exchange Commission (“SEC”), provided, however, that any such sales at less than the Public Offering Price shall be consistent with the terms of the then current registration statement of the Fund. The Underwriter will sell at Net Asset Value Shares of any Classes which are offered by the then current registration statement or prospectus of the Fund for sale at such Net Asset Value or at Net Asset Value with a contingent deferred sales charge (“CDSC Shares”). The Underwriter shall receive from the Fund all contingent deferred sales charges applied on redemptions of CDSC Shares.

7.	Sales at a discount from the Public Offering Price shall be made in accordance with the terms and conditions of the terms of the current registration statement of the Fund allowing such discounts. Such discounts shall not exceed the difference between the Net Asset Value and the Public Offering Price; however, the Underwriter may offer compensation in excess of the difference between the Net Asset Value and the Public Offering Price, at its discretion and from its own profits and resources, and only as described in the current registration statement of the Fund. With respect to sales of CDSC Shares, the Underwriter, in accordance with the terms of the current registration statement of the Fund, shall pay dealers a commission on such sales from its profits and resources.

8.	As reimbursement for expenditures made in connection with providing certain distribution-related services, the Underwriter may receive from the Fund a distribution fee under the terms and conditions set forth in the Fund’s distribution plan(s) adopted under Rule 12b-1 under the Act, as the plan(s) may be amended from time to time (the “12b-1 Plan”) and subject to any further limitations on such fees as the Trustees may impose. The Underwriter may also receive from the Fund a service fee under the 12b-1 Plan to be retained by the Underwriter as compensation for providing services to shareholders of the Fund or to be paid to dealers and Banks for providing services to their clients who are also shareholders of the Fund.

9.	The Fund shall furnish the Underwriter with copies of its organizational documents, as amended from time to time. The Fund shall also furnish the Underwriter with any other documents of the Fund which will assist the Underwriter in the performance of its duties hereunder.

10.	The Underwriter agrees to use its best efforts (in states where it may lawfully do so) to obtain from investors unconditional orders for Shares authorized for issue by the Fund and registered under applicable federal securities laws, and, so long as it does so, nothing herein contained shall prevent the Underwriter from entering into similar arrangements with other registered investment companies. The Underwriter may, in the exercise of its discretion, refuse to accept orders for Shares from any person.

11.	Upon receipt by the Fund of a purchase order from the Underwriter, accompanied by proper delivery instructions, the Fund shall, as promptly as practicable thereafter, cause evidence of ownership of Shares to be delivered as indicated in such purchase order. Payment for such Shares shall be made by the Underwriter to the Fund in a manner acceptable to the Fund, provided that the Underwriter shall pay for such Shares no later than the third business day after the Underwriter shall have contracted to purchase such shares.

12.	In connection with offering for sale and selling Shares, the Fund authorizes the Underwriter to give only such information and to make only such statements or representations as are contained in the then current registration statement of the Fund. The Underwriter shall be responsible for the approval and filing of sales material as required under SEC and FINRA regulations.

13.	In performing its services pursuant to this Agreement, the Underwriter shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the SEC or by any securities association registered under the Exchange Act, and the securities laws of those states in which Shares are sold.

14.	The Underwriter shall prepare and deliver reports to the Treasurer of the Fund on a regular, at least quarterly, basis showing the expenses incurred pursuant to this Agreement and pursuant to the 12b-1 Plan, and the purposes therefor, as well as any supplemental reports the Trustees from time to time may reasonably request. The Underwriter also agrees to furnish such information as is reasonably necessary to assist the Trustees in evaluating any distribution plan affecting any Class, or any proposed amendment thereto.

15.	The Fund agrees to pay the following expenses:

a.	the cost of mailing any stock certificates representing Shares;

b.	fees and expenses (including legal expenses) of registering and maintaining registrations of the Fund and of each Class with the SEC including the preparation and printing of registration statements and prospectuses for filing with the SEC;

c.	fees and expenses (including legal expenses) incurred in registering and qualifying Shares for sale with any state regulatory agency and fees and expenses of maintaining, renewing, increasing or amending such registrations and qualifications;

d.	the expense of any issue or transfer taxes upon the sale of Shares to the Underwriter by the Fund;

e.	the cost of preparing and distributing reports and notices to shareholders; and

f.	fees and expenses of the transfer agent, including the cost of preparing and mailing notices to shareholders pertaining to transactions with respect to such shareholders accounts.

16.	The Underwriter agrees to pay the following expenses:

a.	all expenses of printing prospectuses and statements of additional information used in connection with the sale of Shares and printing and preparing all other sales literature;

b.	all fees and expenses in connection with the qualification of the Underwriter as a dealer in the various states and countries;

c.	the expense of any stock transfer tax required in connection with the sale of Shares by the Underwriter as principal to dealers, Banks or investors; and

d.	all other expenses in connection with offering for sale and the sale of Shares which have not been herein specifically allocated to the Fund.

17.	The Fund hereby appoints the Underwriter as its agent to receive requests to accept the Fund’s offer to repurchase Shares upon such terms and conditions as may be described in the Fund’s then current registration statement. The agency granted in this paragraph 17 is terminable at the discretion of the Fund. As compensation for acting as such agent and as part of the consideration for acting as underwriter, Underwriter shall receive from the Fund all contingent deferred sales charges imposed upon the redemption of Shares. Whether and to what extent a contingent deferred sales charge will be imposed shall be determined in accordance with, and in the manner set forth in, the Fund’s prospectus.

18.	The Fund agrees to indemnify and hold harmless the Underwriter, its officers and directors and each person, if any, who controls the Underwriter within the meaning of section 15 of the Securities Act of 1933, as amended, against any losses, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which the Underwriter, its officers, directors or any such controlling person may incur under said Act, under any other statute, at common law or otherwise, arising out of or based upon

a.	any untrue statement or alleged untrue statement of a material fact contained in the Fund’s registration statement (including amendments and supplements thereto), or

b.	any omission or alleged omission to state a material fact required to be stated in the Fund t’s registration statement or necessary to make the statements therein not misleading; provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance and in conformity with information furnished to the Fund by the Underwriter or its affiliate for use in the Fund’s registration statement or prospectus, such indemnification is not applicable. In no case shall the Fund indemnify the Underwriter or its controlling persons as to any amounts incurred for any liability arising out of or based upon any action for which the Underwriter, its officers and directors or any controlling person or affiliate would otherwise be subject to liability by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of the reckless disregard of its obligations and duties under this Agreement.

19.	The Underwriter agrees to indemnify and hold harmless the Fund, its officers and trustees and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, against any losses, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which the Fund, its officers, trustees or any such controlling person may incur under said Act, under any other statute, at common law or otherwise arising out of or based upon

a.	any wrongful act by the Underwriter or any of its employees or representatives, or

b.	any untrue statement or alleged untrue statement of a material fact contained in the Fund’s registration statement (including amendments and supplements thereto) or sales material, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Fund by the Underwriter.

20.	It is understood that:

a.	trustees, officers, employees, agents and shareholders of the Fund are or may be interested persons, as that term is defined in the Act (“Interested Persons”), of the Underwriter as directors, officers, stockholders or otherwise;

b.	directors, officers, employees, agents and members of the Underwriter are or may be Interested Persons of the Fund as trustees, officers, shareholders or otherwise;

c.	the Underwriter may be an Interested Person of the Fund as shareholder or otherwise; and

d.	the existence of any such dual interest shall not offset the validity hereof or of any transactions hereunder.

21.	The Fund may terminate this Agreement by 60 days written notice to the Underwriter at any time, without the payment of any penalty, by vote of the Trustees who are not parties to this Agreement or Interested Persons of any such party and have no direct or indirect financial interest in the operation of the 12b-1 Plan or in any related agreement (“Independent Trustees”) or by a vote of a majority of the appropriate Class of outstanding voting securities, as that term is defined in the Act, of the Fund. The Underwriter may terminate this Agreement by 60 days’ written notice to the Fund, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment, as that term is defined in the Act.

22.	Subject to prior termination as provided in paragraph 21, this Agreement shall continue in force for two years from the date of execution and from year to year thereafter so long as the continuance after such one-year period shall be specifically approved at least annually by vote of the Trustees, or by a vote of a majority of the appropriate Class of outstanding voting securities, as that term is defined in the Act, of the Fund. Additionally, each annual renewal of this Agreement must be approved by the vote of a majority of the Independent Trustees, cast in person (or otherwise, as consistent with applicable laws, regulations and related guidance and relief) at a meeting of the Trustees called for the purpose of voting on such approval.

23.	Reference is hereby made to the Agreement and Declaration of Trust, as amended (“Declaration of Trust”), establishing the Fund, to the Fund’s Certificate of Trust, which is on file with the Office of the Secretary of the Commonwealth of Massachusetts, and to any and all amendments thereto. The name The Merger Fund® refers to the trustees under said Declaration of Trust as trustees and not personally, and no trustee, shareholder, officer, agent or employee of the Fund shall be held to any personal liability in connection with the affairs of the Fund; only the trust estate under said Declaration of Trust is liable. Without limiting the generality of the foregoing, neither the Underwriter nor any of its officers, directors, partners, members or employees shall, under any circumstances, have recourse or cause or willingly permit recourse to be had directly or indirectly to any personal, statutory, or other liability of any shareholder, trustee, officer, agent or employee of the Fund or of any successor of the Fund, whether such liability now exists or is hereafter incurred for claims against the trust estate.

24.	This Agreement shall become effective upon the date first set forth above. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding on the successors and assigns of the parties to the extent permitted by law. This Agreement may be executed in counterparts, which may be executed and/or exchanged electronically, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

THE MERGER FUND®

By:	/s/ W. Patrick Bradley
Name: W. Patrick Bradley
Title: Executive Vice President, Chief Financial Officer and Treasurer

VP DISTRIBUTORS, LLC

By:	/s/ David G. Hanley
Name: David G. Hanley
Title: Senior Vice President and Treasurer